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                                                                      EXHIBIT d.

CERTIFICATE                                                          NUMBER OF
   NUMBER                                                             SHARES

----------                                                           ----------





                         NUVEEN REAL ESTATE INCOME FUND
          Organized Under the Laws of the Commonwealth of Massachusetts
                  Taxable Auctioned Preferred Shares, Series __
                            $.01 Par Value Per Share
                   $________ Liquidation Preference Per Share


                                                            Cusip No. [        ]

This Certifies that ____________________________ is the owner of (_________)fully paid and non-assessable shares of beneficial interest of Taxable Auctioned Preferred Shares, Series __, $.01 par value per share, $________ liquidation preference per share, of Nuveen Real Estate Income Fund (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the transfer agent and registrar.

A statement in full, of all the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of beneficial interest of each class authorized to be issued, will be furnished by the Fund to any shareholders upon request and without charge. The Fund is organized as a Massachusetts business trust.

This Certificate is executed on behalf of the Fund by the officers as officers and not individually and the obligations hereof are not binding upon any of the trustees, officers, or shareholders individually but are binding only upon the assets and property of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers this ___ day of ___________ A.D. 20__.


BANKERS TRUST COMPANY
As Transfer Agent and Registrar                   NUVEEN REAL ESTATE INCOME FUND


By:                                               By:
    ------------------------------                    --------------------------
         Authorized Signature                               Vice President

                                                  Attest:
                                                       -------------------------
                                                          Assistant Secretary


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FOR VALUE RECEIVED, _________ hereby sell, assign and transfer unto
__________________ Shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint
___________Attorney to transfer the said Shares on the books of the within named Fund with full power of substitution in the premises.

Dated ______________________, ________

In presence of

______________________  ____________________



                   Shares of Taxable Auctioned Preferred Shares evidenced by this Certificate may be sold, transferred, or otherwise disposed of only pursuant to the provisions of the Fund's Statement Establishing and Fixing the Rights and Preferences of such Shares, copies of which will be furnished by the Fund to any shareholders upon request and without charge.

                   The Fund will furnish to any shareholder, upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series of the Fund authorized to be issued, so far as they have been determined, and the authority of the Board of Trustees to determine the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.